                                                           Exhibit 21

      The seven registrants, Entergy Corporation, System Energy Resources, Inc., Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., and their active subsidiaries, are listed below:

                                              State or Other
                                             Jurisdiction of
                                              Incorporation

    Entergy Corporation                         Delaware
    System Energy Resources, Inc. (a)           Arkansas
    Arkansas Power & Light Company (a)          Arkansas
    The Arklahoma Corporation (b)               Arkansas
    Gulf States Utilities Company (a)           Texas
    Varibus Corporation (c)                     Texas
    GSG&T, Inc. (c)                             Texas
    Southern Gulf Railway Company (c)           Texas
    Prudential Oil & Gas, Inc.(c)               Texas
    Louisiana Power & Light Company (a)         Louisiana
    Mississippi Power & Light Company (a)       Mississippi
    New Orleans Public Service Inc. (a)         Louisiana
    System Fuels, Inc.(d)                       Louisiana
    Entergy Services, Inc. (a)                  Delaware
    Entergy Power, Inc. (a)                     Delaware
    Entergy Operations, Inc. (a)                Delaware
    Entergy Enterprises, Inc. (a)               Louisiana
    Entergy, S.A. (a)                           Argentina
    Entergy Argentina, S.A. (a)                 Argentina
    Entergy Transener, S.A. (a)                 Argentina
    Entergy Transener, S.A., LTD. (a)           Cayman Islands
    Entergy Power Development Corporation (a)   Delaware
    Entergy Richmond Power Corporation (e)      Delaware
    Entergy Systems and Service, Inc. (f)       Delaware
    Entergy Pakistan, LTD. (a)                  Delaware
    Entergy Power Asia, LTD. (a)                Cayman Islands
    Entergy SASI (a)                            Delaware

_______________________

(a) Entergy Corporation owns all of the Common Stock of System Energy Resources, Inc., Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc., Entergy Services, Inc., Entergy Power, Inc., Entergy Operations, Inc., Entergy Enterprises, Inc., Entergy, S.A., Entergy Argentina, S.A., Entergy Transener, S.A., Entergy Transener, S.A., LDT., Entergy Power Development Corporation, Entergy Pakistan, LTD., Entergy Power Asia, LTD., and Entergy SASI.

(b) Arkansas Power & Light Company owns 34% of the Common Stock of The Arklahoma Corporation.

(c)   Gulf  States Utilities Company owns all of the Common Stock  of
      Varibus   Corporation,  GSG&T,  Inc.,  Southern  Gulf   Railway
      Company, and Prudential Oil & Gas, Inc.

(d) The capital stock of System Fuels, Inc. is owned in proportions of 35%, 33%, 19% and 13% by Arkansas Power & Light Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., respectively.

(e) Entergy Power Development Corporation owns all of the Common Stock of Entergy Richmond Power Corporation.

(f) Entergy Enterprises, Inc. owns all of the Common Stock of Entergy Systems and Service, Inc.